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                                                                     EXHIBIT 8.1


                 [Letterhead of Bracewell & Patterson, L.L.P.]



                                  May 19, 1998



Southdown, Inc.
1200 Smith Street, Suite 2400
Houston, Texas 77002-4486

Ladies and Gentlemen:

We have acted as tax counsel to Southdown, Inc., a Louisiana corporation ("Southdown"), in connection with the proposed merger (the "Merger") of Bedrock Merger Corp., an Ohio corporation and wholly-owned subsidiary of Southdown ("Sub"), with and into Medusa Corporation, an Ohio corporation ("Medusa"), upon the terms and conditions set forth in the Agreement and Plan of Merger (the "Merger Agreement") dated as of March 17, 1998 among Medusa, Southdown and Sub.

In so acting, we have examined the Merger Agreement, the Proxy Statement/Prospectus constituting part of Amendment No. 1 to Southdown's Registration Statement on Form S-4 (Registration No. 333-49161) (the "Registration Statement") and the exhibits to each such document, and certain statements and representations contained in certificates to be signed by certain officers of Medusa, Southdown and Sub upon consummation of the Merger.

Based upon and subject to the foregoing, we hereby confirm that the discussion set forth in the Proxy Statement/Prospectus forming a part of the Registration Statement under the caption "Federal Income Tax Consequences," as it relates to the federal income tax consequences of the Merger is our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the captions "Federal Income Tax Consequences" and "Validity of Shares and Federal Income Tax Matters" in the Proxy Statement/Prospectus forming a part of the Registration Statement as having passed upon certain tax aspects of the Merger on behalf of Southdown. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

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Southdown, Inc.

May 19, 1998

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We express no opinion as to the laws of any jurisdiction other that the federal laws of the United States of America.


                                        Very truly yours,


                                        /s/  Bracewell & Patterson, L.L.P.